Exhibit 99.1

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Ingersoll Rand ESG and Sustainability Report Conference Call	Friday, 06 August 2021

Chris Miorin           Thank you and welcome to Ingersoll Rand sustainability and ESG update. I'm Chris Miorin, Vice-President of Investor Relations and joining me are Vicente Reynal, President and Chief Executive Officer, Mary Betsch, Vice-President, Sustainability, Vik Kini, CFO and Andy Schiesl, our General Counsel and CCO. Today's presentation is available on the investor relations section of our website, www.irco.com

In addition a replay of this conference call will be available later today. Before we start I want to remind everyone that certain statements on this call are forward-looking in nature and are subject to risks and uncertainties, discussed in our previous SEC filings, which you should read in conjunction with the information provided on this call. Please review the forward-looking statements on slide two for more details.

At the end of our meeting I will moderate today's Q&A session, asking a series of questions we received leading up to today's call. At this time I'll turn the call over to Vicente.

Vicente Reynal        Thank you, Chris, and good morning to everyone. Moving to slide three, it's showing the three key themes for today; first how operating sustainably is a strategic imperative for Ingersoll Rand; second how we are effectively using IRX to operationalise sustainability and achieve our targets; and third insight on those sustainability topics most material to the company and our stakeholders.

Let's move to slide four to discuss how sustainability fits into our strategic framework. Our five strategic imperatives are how we stay grounded on our priorities and areas of focus. Operate sustainably is at the core of our strategy and has become a driving motivation for our highly engaged employees.

Purpose-driven and sustainably-minded employees with an ownership mindset are an unstoppable force. Our customer focus and sustainability commitment are solidifying our ability to deliver stakeholder benefits and ensuring the long-term health and security of our company.

With the transparency of our data and the aggressiveness of our targets I hope you recognise that what underpins our passion is the pursuit of our purpose, which is lean on us to help you make life better.

Sustainability is strategic to us. We strive to protect and improve our environment. We strive to be an active contributor in our communities and in all we do we strive to make life better for our employees, customers, shareholders and communities.

Moving to slide five, our board is dedicated to our ESG journey. As a sign of this support and recognising the importance of our operate sustainably strategic imperative our board recently formed a sustainability committee and we're delighted to have Marc Jones serve as the chair of the committee with Kirk Arnold and Gary Forsee as members.

It's also important to note that we have implemented meaningful governance changes that demonstrate our commitment to governance best practices. Over the past year our board of directors and its nominating and governance committee undertook a very thorough evaluation of our corporate governance, taking into consideration the views held by the investment community as to best practices.

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Ingersoll Rand ESG and Sustainability Report Conference Call	Friday, 06 August 2021

Based on this review our board recommended a number of changes to our corporate charter and presented these changes to our stockholders for approval. At our most recent annual meeting 99% of the votes cast by our stockholders were in favor of the recommended changes including amendments to our certificate of incorporation that declassified our board of directors and provided for the annual election of all of our directors, eliminated the requirement for a super-majority vote of our stockholders to amend our certificate of incorporation and also eliminated the requirement for a super-majority vote of our stockholders to amend our by-laws.

In addition our board made an amendment to our by-laws that changed the vote required to elect directors from a plurality of votes cast to a majority of votes cast. These changes demonstrate how we bring the same intentionality and thoughtfulness to our governance efforts as we bring to the environmental and social aspects of our ESG journey.

The board's dedication and commitment to our ESG journey has enabled the company to make swift progress and achievement in all areas of environmental, social and governance. Moving to slide six, we will highlight some of those results. Three weeks ago we released our 2020 sustainability report, which is a very thorough, transparent confirmation of sustainability progress.

Our aspirational goal is to be recognised as a top-quartile industrial company in sustainability and we're well on our way as we prioritise sustainability as the way we do business.

I touched on many of these during our earnings calls and what's important to know here today is the volume and quality of achievement from the team over the last year has been outstanding. Even during integration of our companies in the middle of the pandemic not only did we achieve great financial results but we also built a strong foundation for long-term success with ESG at the center of how we operate.

The rigorous application of IRX is how we were able to do it all at once, which leads us to slide seven. We continue to execute using IRX as our backbone. Whether for M&A or synergy delivery or sustainability efforts it's proven to be effective. Slide seven reminds us of the power of IRX to deliver strong momentum on our cost synergy delivery efforts.

Due to the funnel we've built upon IRX processes we were able to accelerate our overall synergy delivery efforts and increase our cost savings target by 20% to $300 million. As I said last week during our earnings calls, to date $250 million of annual synergies have already been executed, which is slightly higher than 80% of the increased target.

This progress shows what the team can accomplish through IRX and I use this as one example of many to share how we're now applying this same discipline to our sustainability efforts.

Moving to slide eight, which shows how we're operationalizing sustainability with the help of IRX, we have a very systematic process to accelerate the cadence of execution. On the left we have spoken to you about IRX, which starts from the outer ring with our values and then gets deployed via our strategic imperatives on the grey core ring and executed via two distinct tools that we call impact daily management or IDM and policy deployment or PD.

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Ingersoll Rand ESG and Sustainability Report Conference Call	Friday, 06 August 2021

This is a yearly, ongoing cycle that has proven to drive successful acceleration of performance. In this slide I just want to highlight how we have leveraged IRX to drive environmental and social IDMs to accelerate our ESG journey.

Turning to slide nine, we put IRX to use to improve our public sustainability reporting and submissions to ESG rating agencies. Following IRX processes we built an improvement bridge across 13 key areas that ESG rating agencies review with a critical view toward the topics most material to our stakeholders and the company.

Turning to slide ten, Mary will touch on these material topics.

Mary Betsch            Thank you, Vicente. In early 2020 Ingersoll Rand executed a formal materiality assessment process that included numerous stakeholders. The assessment process followed the global reporting initiative or GRI standard framework with the goal of pinpointing topics most impactful to Ingersoll Rand and that create value for our stakeholders, which include employees, their families, our customers, suppliers, shareholders and our communities.

The materiality assessment process identified the three topics most material based on their relative importance to stakeholders and to the Ingersoll Rand business. First labor and employee matters; second product stewardship, new product development and innovation; and third energy use.

Through continuous focus on our material topics we ensure our strategy aligns with stakeholder expectations and the needs of our community while positively impacting the world. Ingersoll Rand is tracking aggressive key performance indicators or KPIs for each topic. Let's take a closer look at each. Vicente will share more information about our first two material topics.

Vicente Reynal        Thanks, Mary. With that let's move to slide 11. Our employees are the bedrock of Ingersoll Rand. Their safety and engagement are paramount to our success. We're committed to core values that foster a culture that celebrates diversity, equity and inclusion and promotes an ownership mindset. Our passion to foster inspired teams drove us to provide all employees with equity grants totalling $250 million since 2017.

An employee who was granted equity in 2017 has realised a nearly 150% increase in value. Making this real, let me share a story about out of our IPS European employees, Rizwan Rabani, who is based in Germany and goes by Rizzy. Rizzy grew up in an SOS Children's Village home in Pakistan, separated from his mother who was working hard as a house cleaner in a privileged area of Islamabad to support her five children.

Years later found Rizzy in Germany, struggling with the challenges including language barriers, culture shock, financial instability and most importantly difficulties in landing a permanent job. Disheartened, he was ready to give up when he got a job with us in 2014 at Garner Denver.

Rizzy had one big dream, which was uniting his family together into a home. In 2017 Rizzy was part of the first employee equity grant during the Garner Denver IPO and he also received equity in 2020 when we combined Garner Denver and the industrial segment of Ingersoll Rand.

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Ingersoll Rand ESG and Sustainability Report Conference Call	Friday, 06 August 2021

For Rizzy the financial security these grants provided and are providing is life-changing for him and his family. Rizzy made his dream come true by purchasing his mother her own home with the initial equity he obtained during the Garner Denver IPO.

Rizzy's mother is very happy in her new house and is very grateful for her journey with Ingersoll Rand and so we are very grateful for Rizzy. This is just one example of how Ingersoll Rand has invested in employee equity, morale, motivation, engagement and our community at large. When our employees think and act like owners, they know they're welcome, safe and needed they perform better, work more efficiently and are loyal to Ingersoll Rand.

Our employees also know that they have skin in the game in our long-term journey and this translates to increased company innovation and growth, which makes others, people and businesses, take notice, allowing Ingersoll Rand to recruit top-tier employees while also gaining social credibility.

Moving to slide 12, we're passionately committed to diversity, equity and inclusion. On this page you see our long-term goals and critical initiatives. Our vision is to be a DE&I leader within our industry. We leverage diversity, equity and inclusion to exceed our business goals, attract and retain the best talent and address today global challenges.

We hold ourselves accountable to building an inclusive workplace that cultivates a sense of belonging, empowerment and respect for all of our employees across the globe. A participant in the CEO action for diversity and inclusion pledge in 2019, we are proud that Ingersoll Rand's board of directors’ members are 50% diverse in gender or ethnicity and also that our full extended leadership team is nearly 30% female and is 43% diverse in gender or ethnicity.

In 2020 we introduced a powerful initiative called “Lean into Change” where employees from across the company participated in culturally sensitive conversations with trust and transparency. Profiles in Diversity Journal recognized this Ingersoll Rand initiative with a Top 10 Innovations in Diversity Award.

The company also launched three employee-led inclusion groups, the Black Employee Network, the Women’s Inclusion Group and the Veteran Inclusion Group, as strategic resources for talent management, community influence and leadership development and mentoring.

Going back to our value of fostering inspired teams we cultivate diversity, we promote equity and pursue a more inclusive culture that strengthens the sense of belonging for all. We expect individuals to uphold these aspirations with humility, integrity and respect.

Our 2025 DE&I goals illustrate this commitment. We're passionate about solidifying and advancing the development of our company culture by increasing diversity of talent, supporting that engagement of career paths and ensuring equal opportunities while fostering a sense of belonging.

Moving to slide 13, we see how the team is deploying IRX to achieve our DE&I goals in the areas of representation, career development and employee engagement. We're focused on leading indicators of performance to ensure we exceed our goals.

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Ingersoll Rand ESG and Sustainability Report Conference Call	Friday, 06 August 2021

Moving to slide 14, Ingersoll Rand's global employees care deeply about our neighbors and shared planet. Before we move on to our next material topic I want to mention, we strongly believe that we have the power and responsibility to build a better world and we wake up every day with a desire to help make life better.

Our company-wide citizenship strategy guide, our philanthropic priorities and activities which are aligned to the UN Sustainable Development Goals and to our company's business drivers; managing our citizenship strategy in this way provides clear direction and enables us to use our product expertise and the strength of our employee volunteers to have maximum measurable societal impact on communities and the world.

Moving to slide 15, after employee matters, our second material topic is product stewardship, new product development and innovation. Ingersoll Rand grows our business by providing customers with sustainable products they need and desire. Our company excels through the creation of innovative customer solutions, new products and services and associated technology.

Ingersoll Rand has long been respected for the reliability of our products. We're focused on energy-efficiency and developing technology that allow us to develop products that are long-lasting, reliable, sustainable and relevant. This not only meets the needs of our customers and environment but it lowers the operating costs and negative impact on the environment of both Ingersoll Rand and its customers.

We estimate that approximately 30% of our revenues or $1.5 billion is generated from products that are related to water processes and our teams continue to find ways to improve the efficiency of water and energy use. For instance the Dosatron business, which serves food safety, water and animal health markets among others. Dosatron uses a technology that allows them to move fluid without the use of electricity – this core proprietary IP we developed as part of this product.

Or Runtech, which has the ability to dramatically reduce water consumption in end markets like pulp and paper. In the pulp and paper market we're not only able to save an average 45% energy consumption but we also can save up to 90% of water consumption and with our current installed base we estimate that that results in more than seven billion gallons of water saved per year.

Looking at slide 16, it's also important to note that our M&A funnel is driven by our strategic imperatives including Operate Sustainably. The signing of a definitive agreement to acquire [unclear] and the closing of Maximus Solutions, both of which will become part of the Precision and Science Technologies segment, are very representative of incorporating sustainability into key characteristics we're targeting to drive our inorganic growth strategy.

As a reminder, Seepex is, by our estimation, the number two global progressive cavity pump manufacturer and it is a highly recognized brand as a premium player in the market that adds a new positive displacement pump technology to our portfolio. Maximus Solutions is a leading player in the agritech software and controls market, whose technology we intend to pull through to other markets and leverage across the Ingersoll Rand portfolio.

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Ingersoll Rand ESG and Sustainability Report Conference Call	Friday, 06 August 2021

We're very excited to have just recently closed on this transaction and welcome the Maximus Solutions employees to our Ingersoll Rand family. Both of these companies are focused on sustainable end markets that tend to grow well above GDP rates and have delivered strong high single-digit to double-digit organic growth since at least 2017.

Moving to slide 17, I will now turn it back to Mary to talk about our third materiality focus, which is energy use.

Mary Betsch            Thanks, Vicente. We announced ambitious environmental goals in March. Let me take a minute to remind everyone; in the area of waste our goal is to have 50% of our sites achieve zero waste to landfill by the year 2030. We already have 31 sites that have certified to zero waste to landfill. This means that 98% of non-hazardous waste is first eliminated, reused or recycled with the remainder sent off-site to incineration for energy.

For water by 2030 our goal is to reduce 17% of all water use globally in our operations. If all our sites' test stands are not already in a closed-loop system this is certainly an opportunity we are evaluating. We simply cannot waste this natural resource, rather use it again and again.

Regarding energy our goal is to reduce 60% of our greenhouse gas emissions by 2030. This includes electricity, natural gas, fuels including gasoline and diesel as well as propane, VOCs and refrigerants. Energy use is a direct contributor to climate change. Reduction of operational energy and shifting remaining energy to renewables further reduces our impact.

We have one other goal which is to achieve net zero greenhouse gas emissions by 2050. Already we have four plants powered by solar – two in India and two in China, and three sites currently under construction in Italy. Additionally 14 locations have agreements with their utilities to purchase green energy and we're just getting started. There's a lot more to come on this front.

Moving to slide 18, we can't just talk about these ambitious goals; we need to act upon them. We need to move from commitment to impact, from words to actionable results and we're beginning that journey using the IRX process for our operations and our products. We're developing a roadmap on how we're going to reach our 2030 and 2050 goals.

First let's talk about operationalising sustainability in our own operations. We launched an impact daily management or IDM on July 22nd with 30 employees across all our business units and functions around the world. The goal is to embed sustainability into our businesses and operationalize at scale, looking upstream into our processes to find reduction and recycling solutions, methods for reusing materials, improving the efficiency of water and energy and developing take-back solutions with our suppliers.

Some of these examples include turning off all the production lights during lunch in Guilin, China; in Redditch, England reducing the test time from eight hours to four hours; increasing summer set points five degrees in Mocksville, North Carolina; implementing returnable packaging in Naroda, India; and closed-loop recycling in Tampere, Finland.

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Ingersoll Rand ESG and Sustainability Report Conference Call	Friday, 06 August 2021

Sustainability is all about thinking and acting like owners. Our employees are constantly identifying ways where we can recycle and reuse waste and how we can conserve water and energy. Recently I was in Mocksville, North Carolina and an employee had a brilliant idea to reuse the coolant that coats the chips in the machining centers when they're dumped into large hoppers.

The coolant drains to the bottom of the hoppers and instead of going to the waste water treatment plant and then eventual disposal to the city the coolant is now collected, pumped back into a tote and taken right back out onto the production line for reuse at a saving of $600 a day. Genius!

That employee found an estimated $150,000 annual saving for Mocksville. Just think, if 1% of our employees could find a simple solution like that within their own area of influence then we're looking at annual savings of more than $22 million of environmentally friendly actions.

I mentioned our renewable energy goal. One of the focus areas in this IDM is to develop our long-term renewable energy strategy. That's a bit about how we intend to operationalize sustainability within our operations.

Our businesses are right now developing their business unit roadmap. We have a swim lane dedicated to providing all the tools, calculators, resources and idea generators for the business units and a swim lane focused on communications and telling our story both internally and externally.

How do we intend to accomplish our product-related goals? Again we're using the IRX process to accomplish this work. In August we're doing an IDM install event with nearly 40 employees to understand the water and energy impact of our products. Energy-efficient products have a lower use impact. Our customers save on costs by lowering energy use in their operations and add to revenue by attracting customers seeking sustainable solutions that decrease their environmental impact.

Reducing the energy use of our products positively affects our environment and increases our value proposition to our customers in search of similar solutions. We have two goals surrounding our products; greenhouse gas and water. We will develop an approved and verified methodology to measure the baseline and then over time demonstrate the reduction of water and energy in our product portfolios, enabling our customers to reduce their environmental footprint.

That helps give a little more color on how we will achieve our goals and we'll have more to share with you as we progress on our journey. Now I'll turn it back to you, Vicente, to close us out.

Vicente Reynal        Thank you, Mary. Turning to slide 19, as we wrap up today's call, Ingersoll Rand is taking a leadership role in sustainability for our own operations and with our products. We have made significant progress and we're guided by our purpose and values and will ensure execution through our use of IRX. We're making positive impacts across environmental, social and governance areas that are most material to Ingersoll Rand and our stakeholders.

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Ingersoll Rand ESG and Sustainability Report Conference Call	Friday, 06 August 2021

We take our role as a sustainability-minded industry leader very seriously and our employees eagerly embrace IRX to strengthen our leadership position. Finally sustainability is also part of our M&A and capital allocation framework. I believe our future looks very bright and I look forward to seeing what our global employees will accomplish. With that I'll turn the call back to Chris to moderate the Q&A.

Chris Miorin            Thanks, Vicente. First I'd like to say thank you to our research analysts who provided questions ahead of today's call. We'll start with a question for Vicente. How is Ingersoll Rand's portfolio exposure to ESG-centric products going to change by 2030, especially as we expand within hydrogen, oil-free, water and waste water? How are the long-term growth drivers including hydrogen, oil-free, water and waste water contributing to meeting the 2030 ESG targets for Ingersoll Rand?

Vicente Reynal        Yes, Chris, we're extremely focused on realigning and investing in our portfolio to be oriented towards ESG-centric technologies. When we completed the Ingersoll Rand industrials and Garner Denver merger we knew there were some key actions that needed to happen. First was aggressively pursuing organic growth opportunities in sustainable end markets, which are water, waste water, medical, lab, agritech, hydrogen and many others.

We have formed IDMs, as you have seen, very focused specifically on these end markets with teams highly focused on further penetration of these end markets and new product development oriented towards addressing the applications of our technologies in these markets.

As we highlighted in our Q2 earnings call, we are planning to invest approximately $45 million into expanding our hydrogen solutions and manufacturing capacity in anticipation of the growing demand. Second, a critical piece was to materially remove our exposure to the upstream oil and gas industry, which we accomplished earlier this year through the sale of our High Pressure Solutions business.

Third, as we look forward towards our growth inorganically or through M&A, one of our key analytical criteria is end market screening, with sustainability being a very high-level focus. Not only are these markets advancing our ESG strategy; they also tend to be higher-growth and higher-margin, which naturally leads them right into the top of our funnel priority as we remain highly disciplined and very returns-focused in our approach to M&A.

So, as you can see, we're taking swift action and really living these strategic imperatives as we think daily about our future portfolio of technologies for our company.

Chris Miorin            Thanks, Vicente. Given that, Vik, how do we balance ESG improvement with our mid-teens return on capital hurdle by year three for our acquisitions? The market's seen ESG-related assets' prices increase materially over the past year.

Vicente Reynal        Yes, thanks, Chris. I think a lot of it comes back to what Vicente just mentioned. I think from an M&A perspective our funnel really is largely comprised of targets that are levered much more to sustainable end markets, largely because those end markets tend to grow faster than GDP.

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Ingersoll Rand ESG and Sustainability Report Conference Call	Friday, 06 August 2021

But a critical factor of a target moving through our funnel is the ability to deliver on our return thresholds, which really ensures that we don't overpay for the targets that we pursue. And you're right; while we have seen multiples, in some instances, increase recently we continue to remain very disciplined on purchase price. We don't feel we need to chase targets and we take a highly strategic approach to each target.

Key to us is the ability to drive those mid-teens ROIC by year three of ownership and also the ability to buy down the purchase multiple over time for the realisation of synergies. I would say - and very consistent with what we talked about in our earnings call last week - our funnel is currently comprised largely of targets that fit both the sustainability focus and return thresholds that we target and we're moving very swiftly to action them.

Chris Miorin           Great. Thanks, Vik. Next question is for Mary. Regarding the goal of 17% water reduction by 2030, will you talk about some of the progress we've made to date and what are some of the steps we're planning to take in the future to achieve that goal?

Mary Betsch            Sure, Chris. Happy to address that. Let me give you some examples from around the world. In Shandong, China, we are using a condensate generated from the steam system instead of using potable water on site. In Wujiang, China, we're using treated sanitary water in the equipment production process. We're harvesting rainwater in Sahibabad, India for reuse in our operations and in Naroda, India, we've installed a reverse osmosis system for sanitary and industrial water where the water is reused for outdoor vegetation and recycled for use in our factory paint operations.

We've also installed closed-loop test stands in Tampere, Finland to reduce water consumption and then finally in Mocksville, North Carolina we're recycling waste water used in plant operations. As you can see, all over the world our teams are thinking creatively to materially reduce water consumption and it's going to take a global team effort to achieve our goals. We're excited to come together as an Ingersoll Rand family to get there.

Chris Miorin           That's great, Mary. In our sustainability report and on the call today we've provided a lot of specifics around water conservation, waste reduction and energy efficiency. What does that look like in practice?

Mary Betsch            Currently our manufacturing sites are evaluating their energy footprint using an energy calculator tool which provides understanding of their total facility energy footprint and it also prompts solution for their consideration. The sites enter their ideas into an environmental tracker which is used by the business units to develop their own energy roadmap for their 2030 goals.

Additionally the IDM team is working on developing standard work to include other evaluations such as water and waste analysis, green teams and identifying other helpful resources as we progress in our sustainable journey. There are 83 energy projects, 27 waste projects and 11 water projects in our environmental tracker today. The excitement's really building among the employees.

Chris Miorin            Thanks so much, Mary. Then can you talk about our 2030 emission targets in terms of greenhouse gas scope one and two and how that compares to the best-in-class industrial peers? We're typically appropriately conservative when we provide targets and so should we assume a similar level of conservatism in these targets?

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Ingersoll Rand ESG and Sustainability Report Conference Call	Friday, 06 August 2021

Mary Betsch            When we set our goals we reviewed best-in-class ESG companies across multiple industries to refine our focus and benchmarking. We review our targets as appropriately aggressive but achievable and consistent with best-in-class industrial peers, aligning with our value of being bold in our aspirations while moving forward with humility and integrity.

Chris Miorin           Thanks very much, Mary. Andy, here's a question for you. How has employee equity ownership and higher engagement flowed through to retention and other HR metrics?

Andrew Schiesl       Thanks, Chris. Each year we conduct an Ingersoll Rand employee engagement survey to understand in great detail the engagement level of our employee base. Since 2019 our employee engagement score has actually increased from 67% to 78%. We believe that employee equity ownership is a strong driver of that improved engagement performance and critical to the long-term retention of our employee base.

Equity ownership is the key driver of our firm's value; we think and act like owners. This ownership mindset is core to our future success and is foundational to our culture.

Chris Miorin           Thanks, Andy. Mary, looking at page nine, could you provide some perspective on how the ESG rating score compares to others in our industry?

Mary Betsch            Sure. Our aspirational goal is to be a top-quartile industrial ESG company and we're using the IRX process to get there. As an example, we use the IDM process, engaging leaders in the various ESG elements to improve our ESG rating agency submissions and the 2020 sustainability report.

As mentioned, we're doing the same for developing our operations and our product roadmap to reach our 2030 and 2050 goals. Slide nine simple shows how we used the IRX to improve our submission to a particular rating agency, resulting in a significant move in point-scoring for that rating agency.

Chris Miorin           That's great. Thank you. Are we in the process of or have we applied for Science-Based Targets Initiative approvals? Some companies have noted that target valuation by SBTI gives more confidence to ESG investors. What's your view on this?

Mary Betsch            Currently we're evaluating the alignment and validation by SBTI as we embark upon a renewable energy long-term strategy. Part of our IDM impact plan is to engage with SBTI to better understand the approval process and our path to get there.

Chris Miorin           Thanks, Mary. Andy, now that KKR is no longer a shareholder in Ingersoll Rand how do we think about board composition long-term?

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Ingersoll Rand ESG and Sustainability Report Conference Call	Friday, 06 August 2021

Andrew Schiesl       Thanks, Chris. As you'd expect, our NomGov committee is always evaluating our board to ensure we have the right number of directors as well as the right capabilities, backgrounds and diversity to provide the governance necessary to support and drive our long-term strategies.

The fact that KKR is no longer a shareholder will certainly be taken into account by our NomGov committee during that evaluation.

Chris Miorin           Okay, thanks, Andy. Now one for Vik. Can you quantify the costs to achieve the ESG goals by 2030 and how will this impact cashflows and how will we fund this?

Vikram Kini            Thanks, Chris. I'd start by saying it's obviously tough to quantify specifics but we very much intend to invest in our ESG efforts as well as delivering our goals so whether that be investing in our ESG team to help drive our targeted initiatives over the coming years, investing in our people through ongoing training and development or investing in product to drive ongoing efficiency and environmental friendliness, we view all of these as growth investments, much as we look at functions like demand generation.

They do have a payback and a return that will lead to increased productivity for our workforce and ultimately increased sales from new products and new markets.

Chris Miorin           Thanks, Vik. Turning back to Vicente, how is Ingersoll Rand helping customers to be energy-efficient using the compressor innovations and new product launches?

Vicente Reynal        Thank you, Chris. I definitely love the question as this is really core to our purpose of making life better and a critical part of our product development process is voice of customer analysis. We have spent a lot of time listening to our customers' feedback on what matters to them in terms of driving energy-efficiency, how they evaluate technologies and what drives purchasing decisions.

That way we can optimize and orient our i2V process and new product development to address the feedback from voice of customer. For example our Ultima compressor is a revolutionary technology that offers not only 100% oil and silicon-free air but also the highest level of energy-efficiency and effective heat recovery systems; all of that in a very small footprint and very low noise level, which helps the customer have the compressor close to point of use, which also means less piping.

So all in all a very well-advanced technology, focused on many aspects of ESG. We have also increased our opportunity set to include all the technologies in the compressor value chain such as the drive technology that we discussed in our Q2 earnings call, which has a 20% higher energy-efficiency than prior models and 50% reduction in greenhouse emissions.

So creating energy-efficiency for our customers will continue to remain a focus of how we differentiate ourselves in the market.

Chris Miorin            Thanks, Vicente. Finally, Vik, can you talk about how our energy-efficiency goals tie up with our cost-saving goals including footprint optimization?

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Ingersoll Rand ESG and Sustainability Report Conference Call	Friday, 06 August 2021

Vikram Kini            Sure. I think clearly our footprint consolidation reduces our impact on the environment and also ultimately results in a lower cost profile. But as part of our footprint optimisation evaluation we've incorporated energy-efficiency into our decision-making criteria.

After making decisions on footprint realignment we're then investing in the facilities that we're consolidating into as we make the transition to ensure we're maximizing opportunities to reduce energy consumption and cost. One great example that you can see in the business right now; we're consolidating our compressor footprint in China to one facility in Wujiang which does currently derive a portion of its energy from solar energy.

We'll look for continued opportunities to reduce energy exposure and optimise waste reduction there as well.

Chris Miorin           Great. Thanks, Vik. This concludes the question-and-answer portion of today's call. I'll turn it back over to Vicente for final remarks.

Vicente Reynal        I just want to say thank you to all of you who are participating in the call. Thank you for your interest in our first ESG-focused call. We appreciate your interest in Ingersoll Rand as well and, as you saw here, we're making great progress on our journey. With that I just want to say thank you and have a great day. Thank you.

Forward-Looking Statements

This transcript contains “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements related to Ingersoll Rand Inc.’s (the “Company” or “Ingersoll Rand” and f/k/a Gardner Denver Holdings, Inc. or “Gardner Denver”) expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements, including statements regarding the completed transaction (the “transaction”) between Ingersoll Rand plc’s Industrial segment (“Ingersoll Rand Industrial”) and the Company and the Company’s sustainability and diversity, equity and inclusion initiatives. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “target,” “endeavor,” “seek,” “predict,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “on track to” “will continue,” “will likely result,” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. All statements, other than historical facts, including, but not limited to, statements regarding the expected benefits of the transaction, including future financial and operating results and strategic benefits, the tax consequences of the transaction, and the combined company’s plans, objectives, expectations and intentions, legal, economic and regulatory conditions, the potential impact of the coronavirus (COVID-19) pandemic on the Company’s business and any assumptions underlying any of the foregoing, are forward-looking statements.

Transcript

Ingersoll Rand ESG and Sustainability Report Conference Call	Friday, 06 August 2021

These forward-looking statements are based on Ingersoll Rand’s current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from these current expectations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) the impact on the Company’s business, suppliers and customers and global economic conditions of the COVID-19 pandemic; (2) unexpected costs, charges or expenses resulting from the transaction; (3) uncertainty of the expected financial performance of the combined company following completion of the transaction; (4) failure to realize the anticipated benefits of the transaction, including as a result of delay in integrating the businesses of Gardner Denver and Ingersoll Rand Industrial; (5) the ability of the combined company to implement its business strategy; (6) difficulties and delays in the combined company achieving revenue and cost synergies; (7) inability of the combined company to retain and hire key personnel; (8) evolving legal, regulatory and tax regimes; (9) changes in general economic and/or industry specific conditions; (10) actions by third parties, including government agencies; (11) adverse impact on our operations and financial performance due to natural disaster, catastrophe, pandemic or other event events outside of our control; and (12) other risk factors detailed from time to time in Ingersoll Rand’s reports filed with the Securities and Exchange Commission (the “SEC”), including Ingersoll Rand’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC, which are available on the SEC’s website at http://www.sec.gov. The foregoing list of important factors is not exclusive.

Any forward-looking statements speak only as of August 6, 2021. Ingersoll Rand undertakes no obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.